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                                                                  Exhibit 23.17

                                   CONSENT

         The undersigned hereby consents to being named as a designee to become a director of Southside Bancshares Corp. (to be renamed "Allegiant Bancorp, Inc." at the effective time of the merger described in the within referenced registration statement), in the Southside Bancshares Corp. Registration Statement on Form S-4, to be initially filed with the Securities and Exchange Commission on or about June 11, 2001, and any amendments thereto.


                               Signed: /s/ John L. Weiss
                                       ---------------------------------------

                               Print name: John L. Weiss
                                           -----------------------------------

                               Date: June 7, 2001